UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  February 4, 2016

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 4, 2016, Cummins Inc. (“Cummins,” “the Company,” “the registrant,” “we,” “our,” or “us”) issued the attached press release reporting its financial results for the fourth quarter and full year of 2015, which is furnished herewith as Exhibit 99.

The information furnished pursuant to this Item 2.02, including Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished pursuant to Item 2.02 herewith:
99-Press Release dated February 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2016

CUMMINS INC.
/s/ Marsha L. Hunt
Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited) (a)

	Three months ended
In millions, except per share amounts	December 31, 2015	December 31, 2014
NET SALES	$4,766	$5,090
Cost of sales	3,554	3,817
GROSS MARGIN	1,212	1,273

OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	508	568
Research, development and engineering expenses	177	187
Equity, royalty and interest income from investees	75	76
Impairment of light-duty diesel assets	211	—
Restructuring actions and other charges	90	—
Other operating expense, net	(72)	(13)
OPERATING INCOME	229	581

Interest income	4	6
Interest expense	18	17
Other (expense) income, net	(3)	42
INCOME BEFORE INCOME TAXES	212	612

Income tax expense	34	145
CONSOLIDATED NET INCOME	178	467

Less: Net income attributable to noncontrolling interests	17	23
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$161	$444

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$0.92	$2.45
Diluted	$0.92	$2.44

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	175.5	181.4
Diluted	175.8	181.9

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.975	$0.78

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited) (a)

	Years ended December 31,
In millions, except per share amounts	2015	2014
NET SALES	$19,110	$19,221
Cost of sales	14,163	14,360
GROSS MARGIN	4,947	4,861

OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	2,092	2,095
Research, development and engineering expenses	735	754
Equity, royalty and interest income from investees	315	370
Impairment of light-duty diesel assets	211	—
Restructuring actions and other charges	90	—
Other operating expense, net	(77)	(17)
OPERATING INCOME	2,057	2,365

Interest income	24	23
Interest expense	65	64
Other income, net	9	110
INCOME BEFORE INCOME TAXES	2,025	2,434

Income tax expense	555	698
CONSOLIDATED NET INCOME	1,470	1,736

Less: Net income attributable to noncontrolling interests	71	85
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$1,399	$1,651

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$7.86	$9.04
Diluted	$7.84	$9.02

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	178.0	182.7
Diluted	178.4	183.1

CASH DIVIDENDS DECLARED PER COMMON SHARE	$3.51	$2.81

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	December 31, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$1,711	$2,301
Marketable securities	100	93
Total cash, cash equivalents and marketable securities	1,811	2,394
Accounts and notes receivable, net	2,820	2,946
Inventories	2,707	2,866
Prepaid expenses and other current assets	609	849
Total current assets	7,947	9,055
Long-term assets
Property, plant and equipment, net	3,745	3,686
Investments and advances related to equity method investees	975	981
Goodwill and other intangible assets, net	810	822
Other assets	1,657	1,220
Total assets	$15,134	$15,764

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$1,706	$1,881
Loans payable	24	86
Accrued expenses	2,073	2,054
Total current liabilities	3,803	4,021
Long-term liabilities
Long-term debt	1,576	1,577
Other liabilities	2,005	2,073
Total liabilities	$7,384	$7,671

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.4 and 222.3 shares issued	$2,178	$2,139
Retained earnings	10,322	9,545
Treasury stock, at cost, 47.2 and 40.1 shares	(3,735)	(2,844)
Common stock held by employee benefits trust, at cost, 0.9 and 1.1 shares	(11)	(13)
Accumulated other comprehensive loss	(1,348)	(1,078)
Total Cummins Inc. shareholders’ equity	7,406	7,749
Noncontrolling interests	344	344
Total equity	$7,750	$8,093
Total liabilities and equity	$15,134	$15,764

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Years ended December 31,
In millions	2015	2014
NET CASH PROVIDED BY OPERATING ACTIVITIES	$2,059	$2,266

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(744)	(743)
Investments in internal use software	(55)	(55)
Investments in and advances to equity investees	(7)	(60)
Acquisitions of businesses, net of cash acquired	(117)	(436)
Investments in marketable securities—acquisitions	(282)	(275)
Investments in marketable securities—liquidations	270	336
Cash flows from derivatives not designated as hedges	8	(14)
Other, net	9	13
Net cash used in investing activities	(918)	(1,234)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	44	55
Payments on borrowings and capital lease obligations	(76)	(94)
Net payments under short-term credit agreements	(41)	(40)
Distributions to noncontrolling interests	(49)	(83)
Dividend payments on common stock	(622)	(512)
Repurchases of common stock	(900)	(670)
Other, net	—	1
Net cash used in financing activities	(1,644)	(1,343)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(87)	(87)
Net decrease in cash and cash equivalents	(590)	(398)
Cash and cash equivalents at beginning of year	2,301	2,699
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,711	$2,301

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	In millions	Engine		Distribution		Components	Power Generation		Non-segment Items (1)	Total
	Three months ended December 31, 2015
	External sales	$1,793		$1,699		$906	$368		$—	$4,766
	Intersegment sales	735		8		330	286		(1,359)	—
	Total sales	2,528		1,707		1,236	654		(1,359)	4,766
	Depreciation and amortization(2)	61		27		27	15		—	130
	Research, development and engineering expenses	107		2		53	15		—	177
	Equity, royalty and interest income from investees	44		18		9	4		—	75
	Interest income	2		1		1	—		—	4

	Segment EBIT (excluding impairment of light-duty diesel assets and restructuring actions and other charges)	$189	(5)	$111	(6)	$175	$27		$29	$531
	Impairment of light-duty diesel assets(3)	202		—		9	—		—	211
	Restructuring actions and other charges(4)	26		23		13	19		9	90
	Segment EBIT	$(39)	(5)	$88	(6)	$153	$8		$20	$230

	Segment EBIT (excluding impairment of light-duty diesel assets and restructuring actions and other charges) as a percentage of total sales	7.5%		6.5%		14.2%	4.1%			11.1%
	Segment EBIT as a percentage of total sales	(1.5)%		5.2%		12.4%	1.2%			4.8%

	Three months ended December 31, 2014
	External sales	$1,988		$1,682		$970	$450		$—	$5,090
	Intersegment sales	851		12		351	310		(1,524)	—
	Total sales	2,839		1,694		1,321	760		(1,524)	5,090
	Depreciation and amortization(2)	54		28		27	15		—	124
	Research, development and engineering expenses	103		2		60	22		—	187
	Equity, royalty and interest income from investees	30		28		9	9		—	76
	Interest income	3		2		1	—		—	6
	Segment EBIT	315		158	(6)	160	22	(7)	(26)	629

	Segment EBIT as a percentage of total sales	11.1%		9.3%		12.1%	2.9%			12.4%

(1)
Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended December 31, 2015 and December 31, 2014.

(2)
Depreciation and amortization as shown on a segment basis excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Income as "Interest expense."

(3)	See Note 2, "IMPAIRMENT OF LIGHT-DUTY DIESEL ASSETS," for additional information.
(4)	See Note 3, "RESTRUCTURING ACTIONS AND OTHER CHARGES," for additional information.
(5)	Engine segment EBIT included an accrual for a loss contingency of $60 million. See Note 4, "LOSS CONTINGENCY," for additional information.
(6)
Distribution segment EBIT included gains of $1 million and $35 million on the fair value adjustments resulting from the acquisition of the controlling interests in North American distributors for the three months ended December 31, 2015 and December 31, 2014, respectively.

(7)
Power Generation segment EBIT for the three months ended December 31, 2014, included actions taken to reduce its future cost structure. Costs associated with these actions were $32 million and are primarily related to the closure of a plant in Germany.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	In millions	Engine		Distribution		Components	Power Generation		Non-segment Items (1)	Total
	Year ended December 31, 2015
	External sales	$7,540		$6,198		$3,745	$1,627		$—	$19,110
	Intersegment sales	2,909		31		1,427	1,113		(5,480)	—
	Total sales	10,449		6,229		5,172	2,740		(5,480)	19,110
	Depreciation and amortization(2)	239		105		109	58		—	511
	Research, development and engineering expenses	428		10		236	61		—	735
	Equity, royalty and interest income from investees	171		78		35	31		—	315
	Interest income	13		4		4	3		—	24

	Segment EBIT (excluding impairment of light-duty diesel assets and restructuring actions and other charges)	$1,035	(5)	$435	(6)	$749	$175		$(3)	$2,391
	Impairment of light-duty diesel assets(3)	202		—		9	—		—	211
	Restructuring actions and other charges(4)	26		23		13	19		9	90
	Segment EBIT	$807	(5)	$412	(6)	$727	$156		$(12)	$2,090

	Segment EBIT (excluding impairment of light-duty diesel assets and restructuring actions and other charges) as a percentage of total sales	9.9%		7.0%		14.5%	6.4%			12.5%
	Segment EBIT as a percentage of total sales	7.7%		6.6%		14.1%	5.7%			10.9%

	Year ended December 31, 2014
	External sales	$8,437		$5,135		$3,791	$1,858		$—	$19,221
	Intersegment sales	2,525		39		1,327	1,038		(4,929)	—
	Total sales	10,962		5,174		5,118	2,896		(4,929)	19,221
	Depreciation and amortization(2)	207		86		106	53		—	452
	Research, development and engineering expenses	438		9		230	77		—	754
	Equity, royalty and interest income from investees	147		148		36	39		—	370
	Interest income	12		4		4	3		—	23
	Segment EBIT	1,225		491	(6)	684	168	(7)	(70)	2,498

	Segment EBIT as a percentage of total sales	11.2%		9.5%		13.4%	5.8%			13.0%

(1)
Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the years ended December 31, 2015 and December 31, 2014.

(2)
Depreciation and amortization as shown on a segment basis excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Income as "Interest expense." The amortization of debt discount and deferred costs were $3 million and $3 million for the years ended December 31, 2015 and 2014, respectively.

(3)	See Note 2, "IMPAIRMENT OF LIGHT-DUTY DIESEL ASSETS," for additional information.
(4)	See Note 3, "RESTRUCTURING ACTIONS AND OTHER CHARGES," for additional information.
(5)	Engine segment EBIT included an accrual for a loss contingency of $60 million. See Note 4, "LOSS CONTINGENCY," for additional information.
(6)
Distribution segment EBIT included gains of $18 million and $73 million on the fair value adjustments resulting from the acquisition of the controlling interests in North American distributors for the years ended December 31, 2015 and December 31, 2014, respectively.

(7)
Power Generation segment EBIT for the year ended December 31, 2014, included actions taken to reduce its future cost structure. Costs associated with these actions were $32 million and are primarily related to the closure of a plant in Germany.

CUMMINS INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT INFORMATION
(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Income is shown in the table below:

	Three months ended		Years ended
In millions	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Total segment EBIT	$230	$629	$2,090	$2,498
Less: Interest expense	18	17	65	64
Income before income taxes	$212	$612	$2,025	$2,434

CUMMINS INC. AND SUBSIDIARIES
SELECTED FOOTNOTE DATA
(Unaudited)

NOTE 1.  EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES

Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Income for the reporting periods was as follows:

	Three months ended		Years ended
In millions	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Distribution Entities
North American distributors	$6	$18	$33	$107
Komatsu Cummins Chile, Ltda.	8	7	31	29
All other distributors	1	2	3	4
Manufacturing Entities
Beijing Foton Cummins Engine Co., Ltd.	15	(8)	62	(2)
Dongfeng Cummins Engine Company, Ltd.	11	16	51	67
Chongqing Cummins Engine Company, Ltd.	9	12	41	51
All other manufacturers	11	20	52	74
Cummins share of net income	61	67	273	330
Royalty and interest income	14	9	42	40
Equity, royalty and interest income from investees	$75	$76	$315	$370

NOTE 2.  IMPAIRMENT OF LIGHT-DUTY DIESEL ASSETS
We began development of a new North American light-duty diesel engine (LDD) platform in July of 2006 for use in a variety of on- and off-highway applications. Since that time, and as of December 31, 2015, we capitalized investments of approximately $279 million, with a net book value prior to the impairment of $246 million ($235 million of which is in our Engine segment and $11 million of which is in our Components segment). Market uncertainty due to the global recession in 2008/2009 resulted in some customers delaying or canceling their vehicle programs, while others remained active. We announced an agreement with Nissan Motor Co. Ltd. in 2013 to supply our light-duty diesel engine and began commercial shipment in 2015. In the fourth quarter of 2015, we learned that we were not successful in our bid to supply this product for an additional customer. In addition, the recent deterioration in global economic conditions and excess manufacturing capacity in other markets make it unlikely that we will manufacture additional products on the LDD line to utilize its excess capacity during the asset recovery period. As a result, we concluded that the combination of these events presented a triggering event requiring an assessment of the recoverability of these assets in the fourth quarter of 2015. The assessment indicated that the projected undiscounted cash flows related to this asset group were not sufficient to recover its carrying value. Consequently, we were required to write down the LDD asset group to fair value. Our fourth quarter results included an impairment charge of $211 million ($133 million after-tax), of which $202 million is in the Engine segment and $9 million is in the Components segment, to reflect the assets at fair value. We remain committed to servicing existing contracts and are not exiting this product line.
NOTE 3.  RESTRUCTURING ACTIONS AND OTHER CHARGES
In the fourth quarter of 2015, we announced and executed restructuring actions primarily in the form of voluntary and involuntary employee separation programs in response to the continued deterioration in our global markets in the second half of 2015, as well as expected reductions in orders in most U.S. and global markets in 2016. We reduced our worldwide professional workforce by approximately 1,900 employees, or 5 percent, including approximately 370 employees accepting voluntary retirement packages with the remainder of the reductions being involuntary. We incurred a charge of $90 million ($61 million after-tax) in the fourth quarter of 2015, which included $86 million for the severance costs related to both voluntary and involuntary terminations and $4 million for asset impairments and other charges.
Employee termination and severance costs were recorded based on approved plans developed by the businesses and corporate management which specified positions to be eliminated, benefits to be paid under existing severance plans or statutory requirements and the expected timetable for completion of the plan. Estimates of restructuring costs and benefits were made based on information available at the time charges were recorded. Due to the inherent uncertainty involved, actual amounts paid for such activities may differ from amounts initially recorded and we may need to revise previous estimates.

CUMMINS INC. AND SUBSIDIARIES
SELECTED FOOTNOTE DATA
(Unaudited)

NOTE 4.  LOSS CONTINGENCY
Engines systems sold in the United States must be certified to comply with the Environmental Protection Agency (EPA) and California Air Resources Board (CARB) emission standards. EPA and CARB regulations require that in-use testing be performed on vehicles by the emission certificate holder and reported to the EPA and CARB in order to ensure ongoing compliance with these emission standards. We are the holder of this emission certificate for our engines, including engines installed in certain vehicles with one customer on which we did not also manufacture or sell the emission after treatment system. During 2015, a wash coat quality issue in certain of these third party after treatment systems caused some of our inter-related engines to fail in-use emission testing. In the fourth quarter, the vehicle manufacturer made a request that we assist in the design and bear the financial cost of a field campaign (Campaign) to address the technical issue purportedly causing some vehicles to fail the in-use testing.
While we are not responsible for the warranty issues related to a component that we did not manufacture or sell, as the emission compliance certificate holder, we are responsible for proposing a remedy to the EPA and CARB. As a result, we have proposed actions to the agencies that we believe will address the emission failures. As the certificate holder, we expect to participate in the cost of the proposed voluntary Campaign and have recorded a charge for this Campaign in other operating expenses of $60 million ($38 million after tax) in the fourth quarter. We are pursuing a cost sharing arrangement with the vehicle manufacturer which could reduce the economic cost of this Campaign. We will record a cost recovery in the period when a binding agreement is obtained.
We currently do not expect any fines or penalties from the EPA or CARB related to this matter.
NOTE 5.  INCOME TAXES
Our income tax rates are generally less than the 35 percent U.S. income tax rate primarily because of lower taxes on foreign earnings and research tax credits. The effective tax rate for the three and twelve month periods ended December 31, 2015, was 16.0 percent and 27.4 percent, respectively. The effective tax rate for the three month period ended December 31, 2015 included U.S. tax legislation that was passed in the fourth quarter extending the federal research tax credit permanently. We recorded a $25 million benefit in the fourth quarter related to this legislation.
In addition to the fourth quarter item, the tax rate for the twelve month period ended December 31, 2015, included an $18 million one-time tax benefit primarily to reflect the release of reserves for uncertain tax positions related to a favorable federal audit settlement.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Net income and diluted earnings per share (EPS) attributable to Cummins Inc. excluding special items
We believe these are useful measures of our operating performance for the periods presented as they illustrate our operating performance without regard to special items including tax adjustments. These measures are not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data. The following table reconciles net income attributable to Cummins Inc. to net income attributable to Cummins Inc. excluding special items for the following periods:

	Three months ended
	December 31, 2015		December 31, 2014
In millions	Net Income	Diluted EPS	Net Income		Diluted EPS
Net income attributable to Cummins Inc.	$161	$0.92	$444		$2.44
Add
Impairment of light-duty diesel assets (1)	133	0.75	—		—
Restructuring actions and other charges (1)	61	0.35	21	(2)	0.12
Loss contingency (1)	38	0.22	—		—
Less
Federal research tax credit	25	0.15	—		—
Net income attributable to Cummins Inc. excluding special items	$368	$2.09	$465		$2.56

	Years ended
	December 31, 2015		December 31, 2014
In millions	Net Income	Diluted EPS	Net Income		Diluted EPS
Net income attributable to Cummins Inc.	$1,399	$7.84	$1,651		$9.02
Add
Impairment of light-duty diesel assets (1)	133	0.75	—		—
Restructuring actions and other charges (1)	61	0.34	21	(2)	0.11
Loss contingency (1)	38	0.21	—		—
Net income attributable to Cummins Inc. excluding special items	$1,631	$9.14	$1,672		$9.13

(1)	See the respective previous footnotes for additional information.
(2)	In the fourth quarter of 2014, we recorded a plant closing and initiated other actions totaling $32 million ($21 million after tax).

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Earnings before interest, income taxes, noncontrolling interests and special items
We define EBIT as earnings before interest expense, income tax expense and noncontrolling interests in income of consolidated subsidiaries (EBIT). We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs. This measure is not in accordance with, or an alternative for, GAAP and may not be consistent with measures used by other companies. It should be considered supplemental data. Below is a reconciliation of EBIT to “Net income attributable to Cummins Inc.” for each of the applicable periods:

	Three months ended		Years ended
In millions	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Earnings before interest expense, income taxes and special items	$591	$661	$2,451	$2,530

Earnings before interest expense, income taxes and special items as a percentage of net sales	12.4%	13.0%	12.8%	13.2%

Less
Impairment of light-duty diesel assets	211	—	211	—
Restructuring actions and other charges	90	—	90	—
Loss contingency	60	—	60	—
Plant closing and other actions	—	32	—	32
Earnings before interest expense and income taxes	$230	$629	$2,090	$2,498

EBIT as a percentage of net sales	4.8%	12.4%	10.9%	13.0%

Less
Interest expense	18	17	65	64
Income tax expense	34	145	555	698
Consolidated net income	178	467	1,470	1,736

Less
Net income attributable to noncontrolling interests	17	23	71	85
Net income attributable to Cummins Inc.	$161	$444	$1,399	$1,651

Net income attributable to Cummins Inc. as a percentage of net sales	3.4%	8.7%	7.3%	8.6%

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Engine Segment Sales by Market and Unit Shipments by Engine Classification
In the first quarter of 2015, our Engine segment reorganized its reporting structure to include the following markets: heavy-duty truck, medium-duty truck and bus, light-duty automotive (pickup and light commercial vehicle), industrial and stationary power. Sales by market for our Engine segment by business (including 2014 and 2013 reorganized balances) were as follows:

2015
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$757	$875	$784	$700	$3,116
Medium-duty truck and bus	608	674	585	640	2,507
Light-duty automotive	381	354	339	401	1,475
Industrial	616	624	617	601	2,458
Stationary power	234	270	203	186	893
Total sales	$2,596	$2,797	$2,528	$2,528	$10,449

2014
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$718	$769	$801	$784	$3,072
Medium-duty truck and bus	575	605	599	652	2,431
Light-duty automotive	391	392	396	388	1,567
Industrial	669	739	768	775	2,951
Stationary power	210	239	252	240	941
Total sales	$2,563	$2,744	$2,816	$2,839	$10,962

2013
In millions	YTD
Heavy-duty truck	$2,618
Medium-duty truck and bus	2,064
Light-duty automotive	1,465
Industrial	2,921
Stationary power	945
Total sales	$10,013

Unit shipments by engine classification (including unit shipments to Power Generation):

2015
Units	Q1	Q2	Q3	Q4	YTD
Mid-range	112,400	120,000	107,400	116,600	456,400
Heavy-duty	28,700	32,800	28,600	24,300	114,400
High-horsepower	3,500	3,700	3,200	3,400	13,800
Total units	144,600	156,500	139,200	144,300	584,600

2014
Units	Q1	Q2	Q3	Q4	YTD
Mid-range	118,900	118,700	117,700	115,900	471,200
Heavy-duty	28,800	30,300	32,300	30,700	122,100
High-horsepower	3,400	3,900	3,900	3,600	14,800
Total units	151,100	152,900	153,900	150,200	608,100

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Distribution Segment Sales by Business

2015
In millions	Q1	Q2	Q3	Q4	YTD
Parts and filtration	$573	$598	$604	$648	$2,423
Engines	321	318	323	332	1,294
Power generation	298	272	323	397	1,290
Service	284	307	301	330	1,222
Total sales	$1,476	$1,495	$1,551	$1,707	$6,229

2014
In millions	Q1	Q2	Q3	Q4	YTD
Parts and filtration	$382	$461	$491	$590	$1,924
Engines	174	249	270	368	1,061
Power generation	193	278	279	413	1,163
Service	201	250	252	323	1,026
Total sales	$950	$1,238	$1,292	$1,694	$5,174

Component Segment Sales by Business

2015
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$613	$679	$607	$600	$2,499
Turbo technologies	301	307	266	267	1,141
Filtration	255	266	240	249	1,010
Fuel systems	130	145	127	120	522
Total sales	$1,299	$1,397	$1,240	$1,236	$5,172

2014
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$543	$582	$598	$620	$2,343
Turbo technologies	313	307	297	305	1,222
Filtration	265	275	268	267	1,075
Fuel systems	109	116	124	129	478
Total sales	$1,230	$1,280	$1,287	$1,321	$5,118

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Power Generation Segment Sales by Business
In the first quarter of 2015, our Power Generation segment reorganized its reporting structure to include the following businesses: power systems, alternators and power solutions. Sales for our Power Generation segment by business (including 2014 and 2013 reorganized balances) were as follows:

2015
In millions	Q1	Q2	Q3	Q4	YTD
Power systems	$543	$611	$551	$533	$2,238
Alternators	98	92	86	82	358
Power solutions	39	44	22	39	144
Total sales	$680	$747	$659	$654	$2,740

2014
In millions	Q1	Q2	Q3	Q4	YTD
Power systems	$510	$586	$598	$606	$2,300
Alternators	105	126	115	103	449
Power solutions	24	31	41	51	147
Total sales	$639	$743	$754	$760	$2,896

2013
In millions	YTD
Power systems	$2,381
Alternators	496
Power solutions	154
Total sales	$3,031